EXHIBIT 15.1

August 1, 2006

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

(1)	Form S-3 No. 333-129650, of Rigel Pharmaceuticals, Inc.
(2)	Form S-3 No. 333-119785, of Rigel Pharmaceuticals, Inc.
(3)	Form S-3 No. 333-112746, of Rigel Pharmaceuticals, Inc.
(4)	Form S-3 No. 333-111777, of Rigel Pharmaceuticals, Inc.
(5)	Form S-3 No. 333-106942, of Rigel Pharmaceuticals, Inc.
(6)	Form S-3 No. 333-105431, of Rigel Pharmaceuticals, Inc.
(7)	Form S-3 No. 333-87276 of Rigel Pharmaceuticals, Inc.
(8)	Form S-3 No. 333-74906 of Rigel Pharmaceuticals, Inc.
(9)	Form S-8 No. 333-125895, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(10)	Form S-8 No. 333-111782, pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(11)	Form S-8 No. 333-107062, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.
(12)	Form S-8 No. 333-106532, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(13)	Form S-8 No. 333-72492, pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(14)	Form S-8 No. 333-51184 pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.

in each case related to the sale of shares of common stock, and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated April 24, 2006, relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2006.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933, as amended.

/s/ Ernst & Young LLP

Palo Alto, California
August 1, 2006